UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): November 1, 2006

                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                        0-16132                22-2711928
--------------------------------- ------------------------- --------------------
(State or other jurisdiction of    (Commission File Number)      IRS Employer
        incorporation)                                       Identification No.)

       86 Morris Avenue, Summit, New Jersey                     07901
-------------------------------------------------     -------------------------
     (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (908) 673-9000

      ---------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

         On November 1, 2006, Celgene Corporation announced that as a result of the decision by Standard and Poor's Corporation to include Celgene Corporation in the S&P 500 Index, the Company intends to issue 15 to 20 million shares of its common stock.

         On November 3, 2006 Celgene Corporation announced the pricing of its public offering of 20,000,000 shares of its common stock at a public offering price of $51.60 per share with estimated proceeds of $1.032 billion.

         Attached hereto as Exhibits 99.1 and 99.2 are the Press Releases announcing such actions.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

           (d) Exhibit 99.1   Press Release dated November 1, 2006 announcing
                              Celgene Corporations's inclusion in the S&P 500
                              Index  and intention to issue shares.

               Exhibit 99.2 Press Release dated November 3, 2006 announcing the pricing of Celgene Corporation's common stock public offering.




                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CELGENE CORPORATION


Date:  November 3, 2006                   By: /s/ Robert J. Hugin
                                          -----------------------------
                                                Name:  Robert J. Hugin
                                                Title: President and
                                                       Chief Operating Officer

         EXHIBIT INDEX


         EXHIBIT NO.          DESCRIPTION
         -----------          -----------

           99.1 Press Release dated November 1, 2006 announcing Celgene Corporation's inclusion in the S&P 500 Index and intention to issue 15 to 20 million shares of its common stock.

           99.2 Press Release dated November 3, 2006 announcing the pricing of Celgene Corporation's public offering of 20,000,000 shares of common stock.